Exhibit 10.2

Participant Name	Thomas A. Bradley
Grant Date	June 23, 2022
Total Number of Restricted Shares Awarded	78,760

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made as of the date set forth above between ARGO GROUP INTERNATIONAL HOLDINGS, LTD. (the “Company”), and the individual named above (the “Participant”).

RECITALS

A.           The Company’s 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”) provides for the granting of Restricted Stock Awards.

B.            Pursuant to the Plan, the administration of the Plan has been delegated to the Human Resources Committee of the Board of Directors of the Company (the “Committee”).

C.            Pursuant to the Plan, the Committee has determined that it is in the best interest of the Company and its stockholders to grant this Restricted Stock Award to the Participant and has approved the execution of this Agreement.

D.            Capitalized terms not defined herein shall have the meanings specified in the Plan.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Company hereby grants Participant a Restricted Stock Award with the number of shares of Common Stock (the “Shares”) of the Company as set forth above.

2.             Participant shall not be deemed vested in or to have earned the Shares and shall not have any of the rights or privileges of a stockholder of the Company in respect of the Shares until such Shares have vested (such Shares being referred to as “Vested Shares”) as hereinafter provided. Until Shares become Vested Shares, the Company shall not issue certificates representing such Shares. The grant shall vest on the following schedule: 1/12th of the Shares (each, a “Tranche”) shall vest and cease to be subject to forfeiture on the monthly anniversary of the Vesting Commencement Date (March 3, 2022), subject to the Participant remaining in continuous employment as the Chief Executive Officer of the Company; provided, that three (3) Tranches of Shares shall become Vested Shares as of the Grant Date. In the event that the Participant ceases for any reason (other than as indicated in Section 5 below) to be the Chief Executive Officer of the Company prior to a vesting date, then all Shares which had not theretofore become Vested Shares shall automatically be forfeited by Participant and cancelled by the Company without payment of any consideration.

3.             The Participant shall have the right to receive dividends with respect to the Shares subject to and conditioned upon the Shares vesting and becoming Vested Shares. The dividends on the Shares shall accumulate and remain subject to the vesting provisions set forth in Section 2 to the same extent as the applicable Shares and shall only be paid at the time or times such vesting provisions are satisfied.

4.             [Intentionally Omitted.]

5.             Notwithstanding the vesting provisions set forth in Section 2 of this Agreement,

a.             in the event that (i) the Company terminates the employment of the Participant as the Chief Executive Officer of the Company without Cause (as defined in the Plan) or (ii) the Participant ceases to be the Chief Executive Officer of the Company due to death or Disability (collectively, a “Qualifying Termination”), then the Tranche scheduled to vest immediately following the date of the Qualifying Termination shall vest and become Vested Shares.

b.             in the event of a Change in Control (as defined in the Plan) while the Participant is employed as the Chief Executive Officer of the Company, the following treatment shall apply:

(i)	If Restricted Stock Award is Not Assumed. In the event of a Change in Control pursuant to which the Restricted Stock Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Committee, with appropriate adjustments to the number and kind of shares relating to the Restricted Stock Award and otherwise preserves the value of the Restricted Stock Award and other material terms and conditions related thereto), the unvested Shares shall vest and become Vested Shares as of the date of the Change in Control.

(ii)	If Restricted Stock Award is Assumed. In the event of a Change in Control pursuant to which the Restricted Stock Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Committee, with appropriate adjustments to the number and kind of shares relating to the Restricted Stock Award and otherwise preserves the value of the Restricted Stock Award and other material terms and conditions related thereto), the unvested Shares shall remain outstanding and continue to vest as of each applicable vesting date, subject to the Participant’s continued employment with the Company or the surviving or acquiring corporation; provided, that upon (i) a termination of the Participant’s employment without Cause by the Company or the surviving or acquiring corporation, or (ii) the Participant resigning from employment with Good Reason (as defined below), in each case, following such Change in Control (each, a “Qualifying CIC Termination”), the Shares shall vest and become Vested Shares. If, following a Change in Control, the Participant experiences a termination of employment other than a Qualifying CIC Termination and other than as provided in Section 5(a)(ii) above, all Shares which had not theretofore become Vested Shares shall automatically be forfeited by the Participant and cancelled by the Company without payment of any consideration.

“Good Reason” means the occurrence on or after the date of a Change in Control and without the Participant’s written consent, of (1) a material reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control, (2) a material reduction in the Participant’s annual bonus opportunity or the Participant’s annual long-term incentive opportunity, in each case, as in effect immediately prior to the Change in Control, (3) a material adverse alteration in the nature or status of the Participant’s responsibilities, duties or title from those in effect immediately prior to the Change in Control, including without limitation, the Participant ceasing to be the Chief Executive Officer of a public company, (4) a relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Change in Control or (5) on or after the date of a Change in Control, the failure of a successor to assume and agree to perform the obligations under this Agreement. Notwithstanding the occurrence of any of the foregoing events or circumstances, a resignation shall not be deemed to constitute a resignation for Good Reason unless (x) the Participant gives the Company or the surviving or acquiring corporation a written notice of the purported Good Reason (no more than 90 days after the initial existence of such event or circumstance), (y) such event or circumstance has not been fully corrected (and the Participant has not been reasonably compensated to the written satisfaction of the Participant for any losses or damages resulting therefrom) within 30 days following the Company’s or the surviving or acquiring corporation’s receipt of such notice, and (z) if the Company or the surviving or acquiring corporation does not correct, the Participant ends employment not more than 30 days following the period to correct in the foregoing clause (y).

6.             No Shares shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the United States Securities Act of 1933, all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

7.             If the Company shall be required to withhold, collect or account to any tax or other authority for any federal, state, local or foreign income tax, employment tax, social or national insurance, payroll tax, contributions, payment on account obligations or other tax-related amounts (“Taxes”) in connection with the vesting of the Restricted Stock Award, it shall be a condition to such vesting that Participant pays or makes provision satisfactory to the Company for payment of all such Taxes. The Participant authorizes the Company or its agents, at their discretion, to satisfy the obligations with regard to all Taxes by withholding from any wages or other cash compensation paid to the Participant by the Company. The Company shall have the right, without the Participant's prior approval or direction, to satisfy such withholding tax by withholding all or any part of the Shares that would otherwise become Vested Shares, with any Shares so withheld to be valued at the fair market value of the Common Share on the date of such withholding.

Any Shares withheld to satisfy this obligation will not exceed the statutory withholding requirement. Notwithstanding any other provision of this Agreement and regardless of any action the Company takes with respect to any or all Taxes, the Participant acknowledges that the ultimate liability for all Taxes is and remains his responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of this Agreement, including the grant or vesting of the Restricted Stock Award; and (ii) does not commit to, and is under no obligation to, structure the terms of the grant or any aspect of this Agreement to reduce or eliminate the Participant’s liability for Taxes or achieve any particular tax result. Further, if the Participant is subject to taxation in more than one jurisdiction between the date of this Agreement and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Taxes in more than one jurisdiction.

8.             Shares that are the subject of this Restricted Stock Award, and the rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution; provided, that the foregoing restriction on transfer shall cease to apply as and to the extent that the Shares become Vested Shares. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of Shares contrary to the provisions hereof, this Agreement and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9.             If the outstanding shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, spin off, stock split or reverse stock split, or other similar transaction, an appropriate and proportionate adjustment (to be conclusively determined by the Committee) shall be made in the number and kind of shares subject to the Restricted Stock Award under this Agreement.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the assets or more than 80% of the then outstanding stock of the Company to another corporation, this Agreement shall terminate (except to the extent shares have vested, including, without limitation, giving effect to the acceleration provisions of Section 5 hereof) unless express written provision be made in connection with such transaction for (i) the assumption of this Agreement or the substitution therefore of a new Restricted Stock Award covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of securities, such adjustments to be conclusively determined by the Committee; (ii) the continuance of the Plan by such successor corporation in which event this Agreement shall remain in full effect under the terms so provided; or (iii) the payment in cash or stock in lieu of and in complete satisfaction of the restricted stock award evidenced by this Agreement.

Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

10.           Neither the Participant nor any other person legally entitled to the benefits hereof shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any of the Shares unless and until a certificate or certificates representing such Shares shall have been actually issued and delivered to the Participant or his or her legal representative.

11.           The Restricted Stock Award granted hereby is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Company’s 2019 Omnibus Incentive Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect in any material respect the Participant’s rights under this grant without the prior written consent of Participant. The terms of the Plan are incorporated into and form part of this Agreement.

12.           Miscellaneous.

a.             No Representations or Warranties. Neither the Company nor the Committee or any of their representatives or agents has made any representations or warranties to the Participant with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

b.             Necessary Acts. The Participant and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

c.             Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Participant and any heir, legatee, or legal representative of the Participant. This Agreement shall be interpreted under and governed by and constructed in accordance with the laws of Texas.

d.             Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding.

e.             Data Protection. The Participant consents to the collection, holding, processing and transfer of personal data by the Company and any of its Subsidiaries for all purposes connected with this Agreement, including (i) the holding and maintenance of details of the grant; (ii) the transfer of personal data to the trustee of an employee benefit trust, the Company’s registrars or brokers, any administrator of the Company’s share incentive arrangements or any other relevant professional advisers or service providers to the Company or any of its Subsidiaries that is or was Participant’s employer; (iii) the transfer of personal data to a prospective buyer of the Company or of any of its Subsidiaries or business unit that employs Participant, and the prospective buyer’s professional advisers, provided that those persons irrevocably agree to use the personal data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998 (or any successor thereto); and (iv) the transfer of personal data under Section 12.e.ii or Section 12.e.iii to a person who is resident in a country or territory outside the European Economic Area that may not provide equivalent statutory protections for personal data. In addition, the Participant agrees and acknowledges that this Agreement shall be publicly filed with the U.S. Securities and Exchange Commission.

f.             Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such section.

g.            Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

h.             Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Susan Comparato
	Name:	Susan Comparato
	Title:	Chief Administrative Officer

PARTICIPANT

By:	/s/ Thomas A. Bradley
	Name:	Thomas A. Bradley
	Title:	Chief Executive Officer

[Signature Page to Restricted Stock Award Agreement]